                                                                    EXHIBIT 3.3


                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 05/26/1999
                                                         991210232 - 2936EIO


          CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                          INTEGRATED INTERACTIVE, INC.

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Integrated Interactive, Inc.

     2. The certificate of incorporation of the corporation is hereby amended by striking out the First Article thereof and by substituting in lieu of said Article the following new Article:

     "FIRST: The name of the corporation is Clarant, Inc. (the
"Corporation").

    3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Integrated Interactive, Inc. has caused this certificate to be signed by J. Marshall Colman, its authrozied officer, this 25 day of May, 1999.


/s/ J. Marshall Coleman
----------------------------
J. Marshall Coleman
Title: Chairman of the Board